As filed with the Securities and Exchange Commission on August 13, 1999

                                        Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549
                            FORM S-8
    Registration Statement Under the Securities Act of 1933
                       Stage Stores, Inc.
     (Exact name of registrant as specified in its charter)

           Delaware                         76-0407711
(State of or other jurisdiction of        (I.R.S. employer
incorporation or organization)           identification no.)

                       10201 Main Street
                       Houston, TX  77002
                    Telephone: (713) 667-5601
       (Address of Principal Executive Offices) (zip code)
         Amended and Restated 1996 Equity Incentive Plan
                      (Full title of plans)

                         Mr. Carl Tooker
                       Stage Stores, Inc.
                        10201 Main Street
                      Houston, Texas  77002
             (Name and address of agent for service)

                         (713) 667-5601
  (Telephone number, including area code, of agent for service)

                            Copy to:

                          Lance C. Balk
                        Kirkland & Ellis
                         Citicorp Center
                      153 East 53rd Street
                 New York, New York  10022-4675


                 Calculation of Registration Fee

  Title of    Amount to    Proposed      Proposed     Amount of
 securities      be        maximum       maximum     Registrati
   to be     registered   price per     aggregate      on Fee
 registered      (1)       share(2)      offering
                                         price(2)

Common stock
par value $.01
per share     2,000,000     $6.125     $12,250,000    $3,405.50



(1) This registration statement also relates to such additional securities as may be offered or issued under the Amended and Restated 1996 Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)  Estimated   solely   for   purposes   of   calculating   the
     Registration Fee based, pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, on the average of the high and low prices of the Common Stock as of August 9, 1999.





                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  Information  required by Part I to be contained in the  Section
10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the
"Securities Act") and the Note to Part I of Form S-8.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of certain documents by reference.

  The  following documents filed with the Securities and Exchange
Commission are incorporated herein by reference:

  (a)  Stage  Stores, Inc.'s (the "Registrant") Annual Report  on
Form 10-K for the fiscal year ended January 30, 1999 and Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 1999.

  (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (the "Form
S-1"), as amended, originally filed on June 12, 1996 (File No. 33-
5855) under the caption "Description of Capital Stock."

  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended (the "Delaware Act") permits indemnification of the directors and officers of Stage Stores, Inc. ("Stage Stores") involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of Stage Stores, for any expenses, including attorneys' fees, and (except in the case of suits by or in the right of Stage Stores) any liabilities which they may have incurred in consequence of such action, suit or proceeding under the conditions stated in said Section.

     Article   IX  of  Stage  Stores'  Restated  Certificate   of
Incorporation provides, in substance, for indemnification by Stage Stores of its directors and officers in accordance with the provisions of the Delaware Act.

     In addition, Stage Stores has purchased insurance coverage under policies which insure Stage Stores for amounts which Stage Stores is required or permitted to pay as indemnification of directors and certain officers of Stage Stores and its subsidiaries, and which insure directors and certain officers of Stage Stores and its subsidiaries against certain liabilities which might be incurred by them in such capacities and for which they are not entitled to indemnification by Stage Stores.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9.   Undertakings.

  (a) The undersigned Registrant hereby undertakes:

       (1)  To  file, during any period in which offers or  sales
     are   being  made,  a  post-effective  amendment   to   this
     Registration Statement;

          (i)  To  include  any  prospectus required  by  Section
       10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
       Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the
     Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of express expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 12, 1999.

                         STAGE STORES, INC.

                         By:  /s/ Carl Tooker
                              Carl Tooker
                              Chairman,  Chief Executive  Officer
                              and President (principle executive officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl Tooker and James Marcum his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform such, each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

     Signature                    Capacity               Date

/s/ Carl Tooker         Chairman, Chief Executive      August 12, 1999
Carl Tooker             Officer and President
                        (principle executive officer)

/s/ James Marcum        Vice Chairman and Chief        August 12, 1999
James Marcum            Financial Officer (principal
                        financial and accounting
                        officer)

/s/ Harold Compton      Director                       August 12, 1999
Harold Compton

/s/ Robert Huth         Director                       August 12, 1999
Robert Huth

/s/ Richard Jolosky     Director                       August 12, 1999
Richard Jolosky

/s/ Jack Bush           Director                       August 12, 1999
Jack Bush

/s/ David Thomas        Director                       August 12, 1999
David Thomas

/s/ John Wiesner        Director                       August 12, 1999
John Wiesner

                       INDEX TO EXHIBITS


Exhibit No.                 Description

   *4.1        Amended and Restated Certificate of
               Incorporation, as amended, of the Registrant.
               Incorporated by reference to Exhibit 3.1 of Registration No. 333-5855 on Form S-1.

   *4.2        By-laws of Registrant, as amended to date.
               Incorporated by reference to Exhibit 3.2 of Registration No. 333-5855 on Form S-1.

  **4.3        Amended and Restated 1996 Equity Incentive Plan.

  **5.1 Opinion and consent of Kirkland & Ellis, special counsel to the Registrant.

 **23.1        Consent of PricewaterhouseCoopers LLP.

 **23.2        Consent of Kirkland & Ellis (included in Exhibit 5.1).











*       Previously Filed
**     Filed Herewith